As filed with the Securities and Exchange Commission
                       on July 26, 2001

                                               Registration No. 333-

                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549
                         ___________________

                              FORM S-8
                       REGISTRATION STATEMENT
                                UNDER
                     THE SECURITIES ACT OF 1933
                         ___________________

                     Digital Insight Corporation
       (Exact name of registrant as specified in its charter)
                         ___________________

         Delaware                               77-0493142
 (State or other jurisdiction of             (I.R.S. Employer
  incorporation or organization)             Identification No.)

                          26025 Mureau Road
                     Calabasas, California 91302
                           (818) 871-0000
    (Address and telephone number of principal executive
                                offices)
                         ___________________

             Digital Insight Corporation 1999 Stock Plan
           Digital Insight Corporation 1999 Employee Stock
                           Purchase Plan
     Digital Insight Corporation 2001 Non-Employee Directors
                         Stock Option Plan
                     (Full titles of the plans)
                        ___________________

                         Kevin McDonnell
          Senior Vice President, Finance & Administration
                    and Chief Financial Officer
                    Digital Insight Corporation
                        26025 Mureau Road
                    Calabasas, California 91302
               (Name and address of agent for service)
                         ___________________

 Telephone number, including area code, of agent for service:
                           (818) 871-0000
                         ___________________

                  CALCULATION  OF REGISTRATION  FEE
-----------------------------------------------------------------------------------
                                        Proposed     Proposed
                                        maximum      maximum
Title of                Amount          offering     aggregate        Amount of
securities              to be           price        offering         registration
to be registered        registered(1)   per unit     price            fee
-----------------------------------------------------------------------------------
Common Stock,
$0.001 par value:
-----------------------------------------------------------------------------------
    1999 Stock Plan    2,000,000(1)     $18.675(2)   $37,350,000(2)   $9,338(2)
    (as amended)
-----------------------------------------------------------------------------------
    1999 Employee        300,000(1)     $18.675(2)    $5,602,500(2)   $1,401(2)
    Stock Purchase
    Plan
-----------------------------------------------------------------------------------
    2001 Directors       250,000(1)     $18.675(2)    $4,668,750(2)   $1,167(2)
    Stock Option
    Plan (as amended)
-----------------------------------------------------------------------------------
TOTAL                  2,550,000(1)     $18.675(2)   $47,621,250(2)   $11,906(2)
-----------------------------------------------------------------------------------

   (1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights which by reason of certain events specified in the 1999 Stock Plan, as amended, the 1999 Employee Stock Purchase Plan, and the 2001 Non-
        Employee Directors Stock Option Plan, as amended (collectively, the "Plans") may become subject to the Plans.

   (2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common
        Stock on July 25, 2001, as reported on the Nasdaq National
        Market and published in The Western Edition of The Wall Street
        Journal.

        The Exhibit Index for this Registration Statement is at
page 9.
--------------------------------------------------------------------------------

                             PART I

                   INFORMATION REQUIRED IN THE
                    SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act
Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission"), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424.
These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                             PART II

                   INFORMATION REQUIRED IN THE
                     REGISTRATION STATEMENT


Item 3.   Incorporation of Certain Documents by Reference

     The following documents of Digital Insight Corporation (the
"Registrant") filed with the Commission are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

     (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001;

     (c) The Registrant's Registration Statement on Form S-8 relating to the 1999 Stock Plan and the 1999 Employee
          Stock Purchase Plan, filed with the Commission on November 1, 1999 (File No. 333-90053); and

     (d) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A(12) filed on September 27, 1999, and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.   Description of Securities

     The Registrant's Common Stock, par value $0.001, is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

Item 5.   Interests of Named Experts and Counsel

     Not applicable.

Item 6.   Indemnification of Directors and Officers

     The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Section 145 of the Delaware General Corporation law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The Company's Bylaws provide for the mandatory indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation law, and the Company has entered into agreements with its officers, directors and certain key employees implementing such indemnification.

Item 7.   Exemption from Registration Claimed

     Not applicable.

Item 8.   Exhibits

     See the attached Exhibit Index at page 9.

Item 9.   Undertakings

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)  To include any prospectus required by Section
                    10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or
                    events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii)     To include any material information with
                    respect to the plan of distribution not
                    previously disclosed in this Registration
                    Statement or any material change to such information in this Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and
     (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on the 25th day of July, 2001.


                              DIGITAL INSIGHT CORPORATION,
                              a Delaware corporation


                              By: /s/  Kevin McDonnell
                                   Kevin McDonnell, Senior Vice
                                   President, Finance &
                                   Administration and Chief
                                   Financial Officer


                        POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints John Dorman and Kevin McDonnell, or either of them individually, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


       Signature                        Title
Date

/s/ John Dorman               Chief Executive Officer and     July 25, 2001
John Dorman                   Chairman of the Board
                              (Principal Executive Officer)

/s/ Dale R. Walker            President, Chief Operating      July 25, 2001
Dale R. Walker                Officer and Director

/s/ Kevin McDonnell           Senior Vice President,          July 25, 2001
Kevin McDonnell               Finance & Administration
                              and Chief Financial Officer
                              (Principal Financial and
                              Accounting Officer)

/s/ Betsy S. Atkins           Director                        July 25, 2001
Betsy S. Atkins

/s/ Paul Fiore                Director                        July 25, 2001
Paul Fiore

/s/ Michael Hallman           Director                        July 25, 2001
Michael Hallman

/s/ James McGuire             Director                        July 25, 2001
James McGuire

/s/ Robert North              Director                        July 25, 2001
Robert North

/s/ Michael R. Splinter       Director                        July 25, 2001
Michael R. Splinter


                          EXHIBIT INDEX


Exhibit
Number                   Description of Exhibit
--------                 ----------------------

4.1      Digital Insight Corporation 1999 Stock Plan and Related
         Agreements.(1)

4.2      Amendments Nos. 1, 2 and 3 to the Digital Insight
         Corporation 1999 Stock Plan.(2)

4.3      Digital Insight Corporation 1999 Employee Stock Purchase
         Plan.(3)

4.4      Digital Insight Corporation 2001 Non-Employee Directors
         Stock Option Plan.(4)

4.5      Amendment No. 1 to the Digital Insight Corporation 2001
         Non-Employee Directors Stock Option Plan.(5)

5.       Opinion of Counsel (opinion re legality).

23.1     Consent of Independent Accountants.

23.2     Consent of Counsel (included in Exhibit 5).

24.      Power of Attorney (included in this Registration
         Statement under "Signatures").


(1) Previously filed with the Commission as Exhibit 10.6 to the Registrant's Registration Statement on Form S-1 filed with the
Commission on June 25, 1999 (File No. 333-81547) and incorporated herein by this reference.

(2) Previously filed with the Commission as Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001 and incorporated herein by this reference.

(3) Previously filed with the Commission as Exhibit 10.7 to the Registrant's Registration Statement on Form S-1 filed with the
Commission on June 25, 1999 (File No. 333-81547) and incorporated herein by this reference.

(4) Previously filed with the Commission as Appendix A to the Registrant's Definitive Proxy Statement on Schedule 14A filed with the Commission on March 23, 2001 (File No. 000-27459) and incorporated herein by this reference.

(5) Previously filed with the Commission as Exhibit 10.3 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001 and incorporated herein by this reference.

                                                   EXHIBIT 5

         [Letterhead of O'Melveny & Myers LLP]


July 25, 2001


Digital Insight Corporation
26025 Mureau Road
Calabasas, California  91302

          Re:  Registration on Form S-8 of Digital
               Insight Corporation (the "Company")

Ladies and Gentlemen:

          At your request, we have examined the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 2,550,000 shares of the Company's common stock, par value $0.001 per share (the "Shares"), to be issued pursuant to the Company's 1999 Stock Plan (as amended), the Company's 1999 Employee Stock Purchase Plan, and the Company's 2001 Non-Employee Directors Stock Option Plan (as amended) (collectively, the "Plans"). We have examined the proceedings heretofore taken and to be taken in connection with the adoption of the Plans and the authorization of Shares to be issued pursuant to and in accordance with the Plans.

          On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that, when the Shares are (i) issued and paid for in accordance with any appropriate action or authorization by the Board of Directors of the Company or an authorized committee thereof as required or contemplated under the Plans, (ii) issued and paid for in accordance with the provisions of the Plans and relevant agreements duly authorized by and completed in accordance with the terms of the Plans, and (iii) evidenced by certificates countersigned by a duly authorized signatory of the registrar for the Company's Common Stock, the Shares will be duly authorized by all necessary corporate action on the part of the Company and will be validly issued, fully paid and non-assessable.

          We consent to the use of this opinion as an exhibit to the Registration Statement.

                                   Respectfully submitted,

                                   /s/   O'Melveny & Myers LLP

                                                EXHIBIT 23.1


               CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Digital Insight Corporation of our report dated February 8, 2001, relating to the financial statements that appear in Digital Insight Corporation's Annual
Report on Form 10-K for the year ended December 31, 2000.


/s/  PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


Woodland Hills, California
July 23, 2001